April 28, 2021	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS SECOND QUARTER
OF FISCAL 2021 RESULTS

•Record quarterly net revenues of $2.37 billion, up 15% over the prior year’s fiscal second quarter and 7% over the preceding quarter
•Record quarterly net income of $355 million, or $2.51 per diluted share, up 110% over net income in the prior year’s fiscal second quarter and 14% over the preceding quarter
•Record client assets under administration of $1.09 trillion, financial assets under management of $178.2 billion, and net loans at Raymond James Bank of $22.9 billion
•Record Private Client Group assets in fee-based accounts of $567.6 billion, increases of 48% over March 2020 and 7% over December 2020
•Record Private Client Group financial advisors of 8,327, net increases of 179 over March 2020 and 94 over December 2020
•Annualized return on equity for the quarter of 19.0% and annualized return on tangible common equity for the quarter of 21.2%(1)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.37 billion and net income of $355 million, or $2.51 per diluted share, for the fiscal second quarter ended March 31, 2021. The 15% increase in quarterly net revenues compared to the prior year’s fiscal second quarter was primarily driven by higher asset management and related administrative fees, investment banking revenues and brokerage revenues partially offset by the impact of lower short-term interest rates on net interest income and Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks. The 7% sequential increase in quarterly net revenues was primarily due to higher asset management and related administrative fees and brokerage revenues.

Record quarterly net income grew 110% over the prior year’s fiscal second quarter and 14% over the preceding quarter driven by the aforementioned record revenues and a $32 million bank loan benefit for credit losses. The effective tax rate of 20.6% for the quarter benefited from non-taxable gains on the corporate-owned life insurance portfolio.

For the first six months of the fiscal year, record net revenues of $4.59 billion increased 13% and record earnings per diluted share of $4.74 increased 53% over the first half of fiscal 2020. The Private Client Group, Capital Markets and Asset Management segments generated record net revenues and pre-tax income during the first six months of the fiscal year.

“Our continued focus on serving advisors and clients with industry-leading tools and resources led to record results for the first six months of the fiscal year, including record revenues and pre-tax income in our Private Client Group, Capital Markets and Asset Management segments,” said Chairman and CEO Paul Reilly. “Moreover, we are well positioned entering the second half of the fiscal year, with records for client assets under administration of $1.09 trillion, total number of Private Client Group financial advisors of 8,327, and net loans at Raymond James Bank of $22.9 billion.”

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2021
Segment Results

Private Client Group

•Record quarterly net revenues of $1.65 billion, up 10% over the prior year’s fiscal second quarter and 12% over the preceding quarter
•Record quarterly pre-tax income of $192 million, up 13% compared to the prior year’s fiscal second quarter and 37% over the preceding quarter
•Record Private Client Group assets under administration of $1.03 trillion, up 40% over March 2020 and 6% over December 2020
•Record Private Client Group assets in fee-based accounts of $567.6 billion, up 48% over March 2020 and 7% over December 2020
•Record Private Client Group financial advisors of 8,327, net increases of 179 over March 2020 and 94 over December 2020
•Quarter-end record clients’ domestic cash sweep balances of $62.8 billion, up 19% over March 2020 and 2% over December 2020

Growth in quarterly net revenues was primarily attributable to record assets in fee-based accounts and higher brokerage revenues, largely driven by equity market appreciation and the net addition of financial advisors.

“With our continued focus on supporting, retaining and attracting high-quality financial advisors, we generated a solid net increase in the number of financial advisors during the quarter,” said Reilly. “Recruiting activity remains strong across all of our affiliation options, as prospective advisors continue to be attracted to our advisor- and client-focused culture, leading technology solutions, and robust product and service offerings.”

Capital Markets

•Quarterly net revenues of $433 million, up 49% over the prior year’s fiscal second quarter and down 4% compared to the preceding quarter
•Quarterly pre-tax income of $105 million, up 275% over the prior year’s fiscal second quarter and down 19% compared to the preceding quarter
•Quarterly investment banking revenues of $226 million, up 65% over the prior year’s fiscal second quarter and down 11% compared to the preceding quarter
•Record quarterly brokerage revenues of $176 million, up 35% over the prior year’s fiscal second quarter and 2% over the preceding quarter

Record brokerage revenues were driven by continued strength in fixed income brokerage revenues which increased 58% over the prior-year period and 8% over the preceding quarter. While lower than the record set in the preceding quarter, investment banking revenues grew 65% over the prior-year period primarily driven by record equity underwriting revenues and strong M&A revenues.

“The strong investment banking results reflect the significant investments made over the past several years to deepen and expand our platform,” said Reilly. “At quarter-end, we completed the previously-announced acquisition of Financo, further strengthening our M&A capabilities with its extensive expertise and relationships in the consumer sector. We are excited to welcome the Financo team to the Raymond James family.”

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2021

Asset Management

•Record quarterly net revenues of $209 million, up 14% over the prior year’s fiscal second quarter and 7% over the preceding quarter
•Record quarterly pre-tax income of $87 million, up 19% over the prior year’s fiscal second quarter and 5% over the preceding quarter
•Record financial assets under management of $178.2 billion, up 39% over March 2020 and 5% over December 2020

Record quarterly results were primarily attributable to growth of financial assets under management driven by equity market appreciation and net inflows into fee-based accounts in the Private Client Group. Carillon Tower Advisers also generated significant net inflows during the quarter.

Raymond James Bank

•Quarterly net revenues of $160 million, down 24% compared to the prior year’s fiscal second quarter and 4% compared to the preceding quarter
•Quarterly pre-tax income of $111 million, up 693% compared to the prior year’s fiscal second quarter and 56% over the preceding quarter
•Record net loans of $22.9 billion, up 5% over March 2020 and 4% over December 2020
•Net interest margin (NIM) of 1.94% for the quarter, down 108 basis points compared to the prior year’s fiscal second quarter and 8 basis points compared to the preceding quarter

Quarterly net revenues declined 24% compared to the prior year’s fiscal second quarter primarily due to the impact of lower short-term interest rates. Pre-tax income growth was primarily due to the $32 million loan loss reserve release in the quarter compared to provision for credit losses in both comparative periods.

The Bank’s NIM declined 8 basis points during the quarter to 1.94%, largely due to the growth of the agency-backed securities portfolio. Nonperforming assets remained low at 0.09% of total assets. Net charge-offs of $2 million were related to opportunistic loan sales in the quarter. The bank loan loss benefit was largely attributable to improving macroeconomic conditions. The bank loan allowance for credit losses as a percent of total loans ended the quarter at 1.50%.

Other

In the fiscal second quarter, the firm repurchased 500,000 shares for $60 million, an average price of approximately $120 per share, leaving $680 million available under the authorization as of April 28, 2021. At the end of the quarter, the total capital ratio was 24.7% and the tier 1 leverage ratio was 12.2%, both well above the regulatory requirements.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 29, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-757-5680 (conference code: 21993654). An audio replay of the call will be available at the same location until June 30, 2021.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,300 financial advisors. Total client assets are $1.09 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Second Quarter of 2021	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Net revenues	$2,372	$2,068	$2,222	15%	7%
Pre-tax income	$447	$239	$399	87%	12%
Net income	$355	$169	$312	110%	14%

Earnings per common share: (2)
Basic	$2.58	$1.22	$2.27	111%	14%
Diluted	$2.51	$1.20	$2.23	109%	13%

Non-GAAP measures: (1)
Adjusted pre-tax income	NA	NA	$401	NA	11%
Adjusted net income	NA	NA	$314	NA	13%
Adjusted earnings per common share - basic (2)	NA	NA	$2.29	NA	13%
Adjusted earnings per common share - diluted (2)	NA	NA	$2.24	NA	12%

	Six months ended
$ in millions, except per share amounts	March 31, 2021	March 31, 2020	% change
Net revenues	$4,594	$4,077	13%
Pre-tax income	$846	$598	41%
Net income	$667	$437	53%

Earnings per common share: (2)
Basic	$4.85	$3.15	54%
Diluted	$4.74	$3.09	53%

Non-GAAP measures: (1)
Adjusted pre-tax income	$848	NA	42%
Adjusted net income	$669	NA	53%
Adjusted earnings per common share - basic (2)	$4.87	NA	55%
Adjusted earnings per common share - diluted (2)	$4.76	NA	54%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Revenues:
Asset management and related administrative fees	$1,173	$1,006	$1,067	17%	10%
Brokerage revenues:
Securities commissions	443	410	381	8%	16%
Principal transactions	148	105	147	41%	1%
Total brokerage revenues	591	515	528	15%	12%
Account and service fees	159	172	145	(8)%	10%
Investment banking	242	148	261	64%	(7)%
Interest income	200	285	203	(30)%	(1)%
Other (3)	44	(15)	56	NM	(21)%
Total revenues	2,409	2,111	2,260	14%	7%
Interest expense	(37)	(43)	(38)	(14)%	(3)%
Net revenues	2,372	2,068	2,222	15%	7%
Non-interest expenses:
Compensation, commissions and benefits	1,648	1,422	1,500	16%	10%
Non-compensation expenses:
Communications and information processing	107	99	99	8%	8%
Occupancy and equipment	57	56	57	2%	—
Business development	21	41	23	(49)%	(9)%
Investment sub-advisory fees	31	26	28	19%	11%
Professional fees	24	23	30	4%	(20)%
Bank loan provision/(benefit) for credit losses (4)	(32)	109	14	NM	NM
Acquisition-related expenses (5)	—	—	2	—	(100)%
Other (3)	69	53	70	30%	(1)%
Total non-compensation expenses	277	407	323	(32)%	(14)%
Total non-interest expenses	1,925	1,829	1,823	5%	6%
Pre-tax income	447	239	399	87%	12%
Provision for income taxes	92	70	87	31%	6%
Net income	$355	$169	$312	110%	14%

Earnings per common share – basic (2)	$2.58	$1.22	$2.27	111%	14%
Earnings per common share – diluted (2)	$2.51	$1.20	$2.23	109%	13%
Weighted-average common shares outstanding – basic	137.8	138.4	136.8	—	1%
Weighted-average common and common equivalent shares outstanding – diluted	141.2	141.1	139.7	—	1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Six months ended
in millions, except per share amounts	March 31, 2021	March 31, 2020	% change
Revenues:
Asset management and related administrative fees	$2,240	$1,961	14%
Brokerage revenues:
Securities commissions	824	773	7%
Principal transactions	295	202	46%
Total brokerage revenues	1,119	975	15%
Account and service fees	304	350	(13)%
Investment banking	503	289	74%
Interest income	403	582	(31)%
Other (3)	100	14	614%
Total revenues	4,669	4,171	12%
Interest expense	(75)	(94)	(20)%
Net revenues	4,594	4,077	13%
Non-interest expenses:
Compensation, commissions and benefits	3,148	2,773	14%
Non-compensation expenses:
Communications and information processing	206	193	7%
Occupancy and equipment	114	113	1%
Business development	44	85	(48)%
Investment sub-advisory fees	59	52	13%
Professional fees	54	44	23%
Bank loan provision/(benefit) for credit losses (4)	(18)	107	NM
Acquisition-related expenses (5)	2	—	NM
Other (3)	139	112	24%
Total non-compensation expenses	600	706	(15)%
Total non-interest expenses	3,748	3,479	8%
Pre-tax income	846	598	41%
Provision for income taxes	179	161	11%
Net income	$667	$437	53%

Earnings per common share – basic (2)	$4.85	$3.15	54%
Earnings per common share – diluted (2)	$4.74	$3.09	53%
Weighted-average common shares outstanding – basic	137.3	138.4	(1)%
Weighted-average common and common equivalent shares outstanding – diluted	140.4	141.3	(1)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Second Quarter of 2021	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	March 31, 2021		March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Total assets	$56,066		$49,809	$53,657	13%	4%
Total equity attributable to Raymond James Financial, Inc.	$7,592		$6,798	$7,363	12%	3%
Book value per share (6)	$55.34		$49.69	$53.59	11%	3%
Tangible book value per share (1) (6)	$49.42		$45.50	$47.93	9%	3%

Capital ratios:
Tier 1 capital	23.6%	(7)	24.1%	23.4%
Total capital	24.7%	(7)	25.3%	24.6%
Tier 1 leverage	12.2%	(7)	14.2%	12.9%

	Three months ended			Six months ended
	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2021	March 31, 2020
Return on equity (8)	19.0%	9.9%	17.2%	18.1%	13.0%
Adjusted return on equity (1) (8)	NA	NA	17.3%	18.2%	NA
Return on tangible common equity (1) (8)	21.2%	10.8%	19.0%	20.1%	14.2%
Adjusted return on tangible common equity (1) (8)	NA	NA	19.1%	20.2%	NA
Pre-tax margin (9)	18.8%	11.6%	18.0%	18.4%	14.7%
Adjusted pre-tax margin (1) (9)	NA	NA	18.0%	18.5%	NA
Total compensation ratio (10)	69.5%	68.8%	67.5%	68.5%	68.0%
Effective tax rate	20.6%	29.3%	21.8%	21.2%	26.9%

Client asset metrics ($ in billions)	As of			% change from
	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Client assets under administration	$1,085.4	$773.9	$1,024.8	40%	6%
Private Client Group assets under administration	$1,028.1	$734.0	$974.2	40%	6%
Private Client Group assets in fee-based accounts	$567.6	$383.5	$532.7	48%	7%
Financial assets under management	$178.2	$128.2	$169.6	39%	5%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Raymond James Bank Deposit Program (“RJBDP”): (11)
Raymond James Bank	$28,174	$28,711	$26,697	(2)%	6%
Third-party banks	25,110	20,379	26,142	23%	(4)%
Subtotal RJBDP	53,284	49,090	52,839	9%	1%
Client Interest Program	9,517	3,782	8,769	152%	9%
Total clients’ domestic cash sweep balances	$62,801	$52,872	$61,608	19%	2%

	Three months ended			Six months ended
	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2021	March 31, 2020
Average yield on RJBDP - third-party banks (12)	0.30%	1.33%	0.31%	0.31%	1.48%

Private Client Group financial advisors	As of			% change from
	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Employees	3,375	3,376	3,387	—	—
Independent contractors	4,952	4,772	4,846	4%	2%
Total advisors	8,327	8,148	8,233	2%	1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Second Quarter of 2021	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

Consolidated Net Interest
	Three months ended
	March 31, 2021			March 31, 2020			December 31, 2020
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,284	$2	0.20%	$4,601	$16	1.40%	$5,712	$4	0.25%
Assets segregated pursuant to regulations	10,087	5	0.18%	2,820	11	1.64%	5,816	3	0.21%
Available-for-sale securities	7,997	21	1.08%	3,443	19	2.28%	7,478	23	1.21%
Brokerage client receivables	2,222	19	3.36%	2,366	21	3.57%	2,082	18	3.48%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans (13)	7,540	48	2.56%	8,017	81	3.99%	7,535	51	2.63%
Commercial real estate (“CRE”) loans (13)	2,665	17	2.54%	2,620	26	3.93%	2,582	17	2.59%
Real estate investment trust (“REIT”) loans (13)	1,309	8	2.50%	1,322	12	3.69%	1,235	8	2.43%
Tax-exempt loans (14)	1,227	8	3.35%	1,212	8	3.36%	1,237	8	3.35%
Residential mortgage loans	5,005	34	2.72%	4,847	38	3.13%	5,001	35	2.77%
Securities-based loans and other	4,638	26	2.23%	3,469	31	3.60%	4,286	25	2.29%
Loans held for sale	177	1	1.89%	142	2	3.85%	141	1	2.94%
Total bank loans, net	22,561	142	2.56%	21,629	198	3.67%	22,017	145	2.62%
All other interest-earning assets	2,201	11	1.87%	2,487	20	2.96%	2,288	10	2.00%
Total interest-earning assets	$50,352	$200	1.61%	$37,346	$285	3.06%	$45,393	$203	1.78%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$27,662	$2	0.02%	$22,877	$6	0.12%	$26,637	$1	0.02%
Certificates of deposit	898	4	1.88%	1,094	6	2.03%	952	5	1.93%
Total bank deposits	28,560	6	0.08%	23,971	12	0.21%	27,589	6	0.09%
Brokerage client payables	11,485	1	0.02%	3,827	3	0.35%	7,324	1	0.06%
Other borrowings	862	5	2.18%	895	5	2.23%	866	5	2.19%
Senior notes payable	2,045	24	4.80%	1,556	19	4.74%	2,045	24	4.70%
All other interest-bearing liabilities	600	1	0.88%	911	4	1.82%	574	2	1.14%
Total interest-bearing liabilities	$43,552	$37	0.34%	$31,160	$43	0.56%	$38,398	$38	0.39%
Net interest income		$163			$242			$165

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Second Quarter of 2021	(Unaudited)

Consolidated Net Interest
	Six months ended
	March 31, 2021			March 31, 2020
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,500	$6	0.23%	$4,227	$33	1.55%
Assets segregated pursuant to regulations	7,954	8	0.19%	2,583	22	1.75%
Available-for-sale securities	7,735	44	1.14%	3,265	37	2.29%
Brokerage client receivables	2,152	37	3.42%	2,402	48	4.04%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
C&I loans (13)	7,537	99	2.60%	8,039	167	4.07%
CRE loans (13)	2,623	34	2.56%	2,572	53	4.04%
REIT loans (13)	1,272	16	2.47%	1,330	25	3.77%
Tax-exempt loans (14)	1,232	16	3.35%	1,218	16	3.36%
Residential mortgage loans	5,003	69	2.75%	4,743	75	3.16%
Securities-based loans and other	4,460	51	2.26%	3,403	65	3.78%
Loans held for sale	159	2	2.36%	151	3	3.97%
Total bank loans, net	22,286	287	2.59%	21,456	404	3.76%
All other interest-earning assets	2,247	21	1.93%	2,511	38	2.89%
Total interest-earning assets	$47,874	$403	1.69%	$36,444	$582	3.19%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$27,144	$3	0.02%	$22,260	$18	0.16%
Certificates of deposit	925	9	1.90%	937	10	2.10%
Total bank deposits	28,069	12	0.08%	23,197	28	0.24%
Brokerage client payables	9,403	2	0.04%	3,513	6	0.40%
Other borrowings	864	10	2.21%	894	10	2.23%
Senior notes payable	2,045	48	4.75%	1,553	37	4.71%
All other interest-bearing liabilities	587	3	1.01%	1,023	13	2.02%
Total interest-bearing liabilities	$40,968	$75	0.36%	$30,180	$94	0.61%
Net interest income		$328			$488
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

	Three months ended			% change from
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Net revenues:
Private Client Group	$1,647	$1,495	$1,467	10%	12%
Capital Markets	433	290	452	49%	(4)%
Asset Management	209	184	195	14%	7%
Raymond James Bank	160	210	167	(24)%	(4)%
Other (3) (15)	(12)	(44)	4	73%	NM
Intersegment eliminations	(65)	(67)	(63)	NM	NM
Total net revenues	$2,372	$2,068	$2,222	15%	7%

Pre-tax income/(loss):
Private Client Group	$192	$170	$140	13%	37%
Capital Markets	105	28	129	275%	(19)%
Asset Management	87	73	83	19%	5%
Raymond James Bank	111	14	71	693%	56%
Other (3) (5) (15)	(48)	(46)	(24)	(4)%	(100)%
Pre-tax income	$447	$239	$399	87%	12%

	Six months ended
$ in millions	March 31, 2021	March 31, 2020	% change
Net revenues:
Private Client Group	$3,114	$2,909	7%
Capital Markets	885	558	59%
Asset Management	404	368	10%
Raymond James Bank	327	426	(23)%
Other (3) (15)	(8)	(52)	85%
Intersegment eliminations	(128)	(132)	NM
Total net revenues	$4,594	$4,077	13%

Pre-tax income/(loss):
Private Client Group	$332	$323	3%
Capital Markets	234	57	311%
Asset Management	170	146	16%
Raymond James Bank	182	149	22%
Other (3) (5) (15)	(72)	(77)	6%
Pre-tax income	$846	$598	41%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Revenues:
Asset management and related administrative fees	$979	$833	$885	18%	11%
Brokerage revenues:
Mutual and other fund products	183	163	148	12%	24%
Insurance and annuity products	109	99	98	10%	11%
Equities, ETFs and fixed income products	121	122	107	(1)%	13%
Total brokerage revenues	413	384	353	8%	17%
Account and service fees:
Mutual fund and annuity service fees	99	88	94	13%	5%
RJBDP fees: (11)
Third-party banks	19	51	21	(63)%	(10)%
Raymond James Bank	44	48	43	(8)%	2%
Client account and other fees	42	35	32	20%	31%
Total account and service fees	204	222	190	(8)%	7%
Investment banking	16	11	6	45%	167%
Interest income	30	45	30	(33)%	—
All other	8	7	5	14%	60%
Total revenues	1,650	1,502	1,469	10%	12%
Interest expense	(3)	(7)	(2)	(57)%	50%
Net revenues	1,647	1,495	1,467	10%	12%
Non-interest expenses:
Financial advisor compensation and benefits	1,040	915	931	14%	12%
Administrative compensation and benefits	260	245	249	6%	4%
Total compensation, commissions and benefits	1,300	1,160	1,180	12%	10%
Non-compensation expenses	155	165	147	(6)%	5%
Total non-interest expenses	1,455	1,325	1,327	10%	10%
Pre-tax income	$192	$170	$140	13%	37%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Private Client Group

	Six months ended
$ in millions	March 31, 2021	March 31, 2020	% change
Revenues:
Asset management and related administrative fees	$1,864	$1,615	15%
Brokerage revenues:
Mutual and other fund products	331	307	8%
Insurance and annuity products	207	200	4%
Equities, ETFs and fixed income products	228	224	2%
Total brokerage revenues	766	731	5%
Account and service fees:
Mutual fund and annuity service fees	193	178	8%
RJBDP fees: (11)
Third-party banks	40	109	(63)%
Raymond James Bank	87	95	(8)%
Client account and other fees	74	64	16%
Total account and service fees	394	446	(12)%
Investment banking	22	22	—
Interest income	60	94	(36)%
All other	13	16	(19)%
Total revenues	3,119	2,924	7%
Interest expense	(5)	(15)	(67)%
Net revenues	3,114	2,909	7%
Non-interest expenses:
Financial advisor compensation and benefits	1,971	1,772	11%
Administrative compensation and benefits	509	492	3%
Total compensation, commissions and benefits	2,480	2,264	10%
Non-compensation expenses	302	322	(6)%
Total non-interest expenses	2,782	2,586	8%
Pre-tax income	$332	$323	3%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Revenues:
Brokerage revenues:
Fixed income	$142	$90	$131	58%	8%
Equity	34	40	42	(15)%	(19)%
Total brokerage revenues	176	130	173	35%	2%
Investment banking:
Merger & acquisition and advisory	122	72	149	69%	(18)%
Equity underwriting	67	43	60	56%	12%
Debt underwriting	37	22	46	68%	(20)%
Total investment banking	226	137	255	65%	(11)%
Interest income	5	10	3	(50)%	67%
Tax credit fund revenues	24	12	16	100%	50%
All other	4	7	7	(43)%	(43)%
Total revenues	435	296	454	47%	(4)%
Interest expense	(2)	(6)	(2)	(67)%	—
Net revenues	433	290	452	49%	(4)%
Non-interest expenses:
Compensation, commissions and benefits	259	184	252	41%	3%
Non-compensation expenses	69	78	71	(12)%	(3)%
Total non-interest expenses	328	262	323	25%	2%
Pre-tax income	$105	$28	$129	275%	(19)%

	Six months ended
$ in millions	March 31, 2021	March 31, 2020	% change
Revenues:
Brokerage revenues:
Fixed income	$273	$171	60%
Equity	76	74	3%
Total brokerage revenues	349	245	42%
Investment banking:
Merger & acquisition and advisory	271	132	105%
Equity underwriting	127	82	55%
Debt underwriting	83	53	57%
Total investment banking	481	267	80%
Interest income	8	18	(56)%
Tax credit fund revenues	40	30	33%
All other	11	10	10%
Total revenues	889	570	56%
Interest expense	(4)	(12)	(67)%
Net revenues	885	558	59%
Non-interest expenses:
Compensation, commissions and benefits	511	350	46%
Non-compensation expenses	140	151	(7)%
Total non-interest expenses	651	501	30%
Pre-tax income	$234	$57	311%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Revenues:
Asset management and related administrative fees:
Managed programs	$137	$124	$129	10%	6%
Administration and other	64	53	59	21%	8%
Total asset management and related administrative fees	201	177	188	14%	7%
Account and service fees	5	4	4	25%	25%
All other	3	3	3	—	—
Net revenues	209	184	195	14%	7%
Non-interest expenses:
Compensation, commissions and benefits	50	45	45	11%	11%
Non-compensation expenses	72	66	67	9%	7%
Total non-interest expenses	122	111	112	10%	9%
Pre-tax income	$87	$73	$83	19%	5%

	Six months ended
$ in millions	March 31, 2021	March 31, 2020	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$266	$249	7%
Administration and other	123	104	18%
Total asset management and related administrative fees	389	353	10%
Account and service fees	9	9	—
All other	6	6	—
Net revenues	404	368	10%
Non-interest expenses:
Compensation, commissions and benefits	95	90	6%
Non-compensation expenses	139	132	5%
Total non-interest expenses	234	222	5%
Pre-tax income	$170	$146	16%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Raymond James Bank

	Three months ended			% change from
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Revenues:
Interest income	$165	$223	$168	(26)%	(2)%
Interest expense	(10)	(18)	(11)	(44)%	(9)%
Net interest income	155	205	157	(24)%	(1)%
All other	5	5	10	—	(50)%
Net revenues	160	210	167	(24)%	(4)%
Non-interest expenses:
Compensation and benefits	13	13	12	—	8%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (4)	(32)	109	14	NM	NM
RJBDP fees to Private Client Group (11)	44	48	43	(8)%	2%
All other	24	26	27	(8)%	(11)%
Total non-compensation expenses	36	183	84	(80)%	(57)%
Total non-interest expenses	49	196	96	(75)%	(49)%
Pre-tax income	$111	$14	$71	693%	56%

	Six months ended
$ in millions	March 31, 2021	March 31, 2020	% change
Revenues:
Interest income	$333	$454	(27)%
Interest expense	(21)	(39)	(46)%
Net interest income	312	415	(25)%
All other	15	11	36%
Net revenues	327	426	(23)%
Non-interest expenses:
Compensation and benefits	25	25	—
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (4)	(18)	107	NM
RJBDP fees to Private Client Group (11)	87	95	(8)%
All other	51	50	2%
Total non-compensation expenses	120	252	(52)%
Total non-interest expenses	145	277	(48)%
Pre-tax income	$182	$149	22%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Other

	Three months ended			% change from
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Revenues:
Interest income	$3	$12	$3	(75)%	—
Gains/(losses) on private equity investments (3)	8	(39)	24	NM	(67)%
All other	2	—	1	NM	100%
Total revenues	13	(27)	28	NM	(54)%
Interest expense	(25)	(17)	(24)	47%	4%
Net revenues	(12)	(44)	4	73%	NM
Non-interest expenses:
Compensation and all other (3)	36	2	26	1,700%	38%
Acquisition-related expenses (5)	—	—	2	—	(100)%
Total non-interest expenses	36	2	28	1,700%	29%
Pre-tax loss	$(48)	$(46)	$(24)	(4)%	(100)%

	Six months ended
$ in millions	March 31, 2021	March 31, 2020	% change
Revenues:
Interest income	$6	$24	(75)%
Gains/(losses) on private equity investments (3)	32	(41)	NM
All other	3	2	50%
Total revenues	41	(15)	NM
Interest expense	(49)	(37)	32%
Net revenues	(8)	(52)	85%
Non-interest expenses:
Compensation and all other (3)	62	25	148%
Acquisition-related expenses (5)	2	—	NM
Total non-interest expenses	64	25	156%
Pre-tax loss	$(72)	$(77)	6%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Fiscal Second Quarter of 2021	(Unaudited)

The following metrics are attributable to our banking subsidiary Raymond James Bank, N.A. which is a component of our Raymond James Bank segment.

	As of				% change from
$ in millions	March 31, 2021		March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Total assets	$33,221		$33,656	$31,580	(1)%	5%
Total equity	$2,409		$2,263	$2,364	6%	2%
Bank loans, net	$22,879		$21,788	$21,957	5%	4%
Bank loan allowance for credit losses (4)	$345		$324	$378	6%	(9)%
Bank loan allowance for credit losses as a % of loans held for investment (4)	1.50%		1.47%	1.71%
Total nonperforming assets	$31		$27	$28	15%	11%
Nonperforming assets as a % of total assets	0.09%		0.08%	0.09%
Total criticized loans	$1,001		$387	$899	159%	11%
Criticized loans as a % of loans held for investment	4.35%		1.76%	4.06%

Capital ratios:
Tier 1 capital	13.1%	(7)	12.7%	13.1%
Total capital	14.4%	(7)	13.9%	14.4%
Tier 1 leverage	7.5%	(7)	8.1%	7.5%

	Three months ended				% change from
$ in millions	March 31, 2021		March 31, 2020	December 31, 2020	March 31, 2020	December 31, 2020
Bank loan provision/(benefit) for credit losses (4)	$(32)		$109	$14	NM	NM

Net charge-offs:
Charge-offs related to loan sales	$2		$—	$—	NM	NM
All other	—		—	—	—	—
Total net charge-offs	$2		$—	$—	NM	NM

Net interest margin (net yield on interest-earning assets)	1.94%		3.02%	2.02%

	Six months ended
$ in millions	March 31, 2021		March 31, 2020	% change
Bank loan provision/(benefit) for credit losses (4)	$(18)		$107	NM

Net charge-offs:
Charge-offs related to loan sales	$2		$—	NM
All other	—		—	—
Total net charge-offs	$2		$—	NM

Net interest margin (net yield on interest-earning assets)	1.98%		3.12%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures for those periods which include non-GAAP adjustments.

	Three months ended	Six months ended
$ in millions, except per share amounts	December 31, 2020	March 31, 2021
Net income	$312	$667
Non-GAAP adjustments:
Acquisition-related expenses (5)	2	2
Pre-tax impact of non-GAAP adjustments	2	2
Tax effect of non-GAAP adjustments	—	—
Total non-GAAP adjustments, net of tax	2	2
Adjusted net income	$314	$669

Pre-tax income	$399	$846
Pre-tax impact of non-GAAP adjustments (as detailed above)	2	2
Adjusted pre-tax income	$401	$848

Pre-tax margin (9)	18.0%	18.4%
Adjusted pre-tax margin (9)	18.0%	18.5%

Earnings per common share: (2)
Basic	$2.27	$4.85
Adjusted basic	$2.29	$4.87
Diluted	$2.23	$4.74
Adjusted diluted	$2.24	$4.76

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	March 31, 2021	March 31, 2020	December 31, 2020
Total equity attributable to Raymond James Financial, Inc.	$7,592	$6,798	$7,363
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	868	603	834
Deferred tax liabilities, net	(56)	(30)	(56)
Tangible common equity attributable to Raymond James Financial, Inc.	$6,780	$6,225	$6,585
Common shares outstanding	137.2	136.8	137.4
Book value per share (6)	$55.34	$49.69	$53.59
Tangible book value per share (6)	$49.42	$45.50	$47.93

Return on equity	Three months ended			Six months ended
$ in millions	March 31, 2021	March 31, 2020	December 31, 2020	March 31, 2021	March 31, 2020
Average equity (16)	$7,478	$6,820	$7,239	$7,356	$6,740
Impact on average equity of non-GAAP adjustments:
Acquisition-related expenses (5)	NA	NA	1	1	NA
Adjusted average equity (16)	NA	NA	$7,240	$7,357	NA

Average equity (16)	$7,478	$6,820	$7,239	$7,356	$6,740
Less:
Average goodwill and identifiable intangible assets, net	851	606	717	767	608
Average deferred tax liabilities, net	(56)	(31)	(45)	(49)	(30)
Average tangible common equity (16)	$6,683	$6,245	$6,567	$6,638	$6,162
Impact on average equity of non-GAAP adjustments:
Acquisition-related expenses (5)	NA	NA	1	1	NA
Adjusted average tangible common equity (16)	NA	NA	$6,568	$6,639	NA

Return on equity (8)	19.0%	9.9%	17.2%	18.1%	13.0%
Adjusted return on equity (8)	NA	NA	17.3%	18.2%	NA
Return on tangible common equity (8)	21.2%	10.8%	19.0%	20.1%	14.2%
Adjusted return on tangible common equity (8)	NA	NA	19.1%	20.2%	NA
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2021

Footnotes

(1)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures. As there were no non-GAAP adjustments to earnings for the three months ended March 31, 2021, percent changes for earnings-related non-GAAP financial measures are calculated based on GAAP results for the three months ended March 31, 2021 as compared to non-GAAP results for the three months ended December 31, 2020. In addition, as there were no non-GAAP adjustments to earnings for the six months ended March 31, 2020, percent changes for earnings-related non-GAAP financial measures are calculated based on non-GAAP results for the six months ended March 31, 2021 as compared to GAAP results for the six months ended March 31, 2020.

(2)	Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

(3)	Other revenues included $8 million of private equity valuation gains, $39 million of private equity valuation losses, and $24 million of private equity gains for the three months ended March 31, 2021, March 31, 2020 and December 31, 2020, respectively, which were included in our Other segment. Of these amounts, an insignificant amount of the gains for the three months ended March 31, 2021, $22 million of the losses for three months ended March 31, 2020 and $10 million of the gains for the three months ended December 31, 2020 were attributable to noncontrolling interests and were offset in Other expenses. Other revenues included $32 million of private equity valuation gains and $41 million of private equity valuation losses for the six months ended March 31, 2021 and 2020, respectively, which were included in our Other segment. Of these amounts, $10 million of the gains for the six months ended March 31, 2021 and $23 million of the losses for the six months ended March 31, 2020 were attributable to noncontrolling interests and were offset in Other expenses.

(4)	The allowance for credit losses as of March 31, 2021 was determined under the current expected credit loss (“CECL”) model as a result of our October 1, 2020 adoption of new accounting guidance related to the measurement of credit losses on financial instruments. The impact of adoption on October 1, 2020 resulted in an increase in our allowance for credit losses, including reserves for unfunded lending commitments, of approximately $45 million (primarily $25 million related to loans to financial advisors in the Private Client Group and approximately $10 million related to Bank loans outstanding) and a corresponding reduction in retained earnings of approximately $35 million, net of tax. The Bank loan provision/(benefit) for credit losses of $(32) million and $14 million for the three months ended March 31, 2021 and December 31, 2020, respectively, and $(18) million for the six months ended March 31, 2021, were determined under the CECL model and represented the provision/(benefit) for credit losses post the CECL adoption date.

(5)	The three months ended December 31, 2020 and the six months ended March 31, 2021 included expenses in our Other segment associated with our acquisition of NWPS Holdings, Inc. and its wholly-owned subsidiaries, which was completed in December 2020, as well as our acquisition of Financo which was completed in March 2021.

(6)	Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(7)	Estimated.

(8)	Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

(9)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(10)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

(11)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

(12)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(13)	As a result of our adoption of CECL, we have redefined certain of our loan portfolio segments to align with the new methodology applied in determining the allowance for credit losses, including the combination of the CRE and CRE construction loan portfolios and the separation of loans to REITs into a separate portfolio segment (previously included in CRE loans and C&I loans). Prior period loan portfolio segments have been revised to conform to the current presentation.

(14)	The average yield is presented on a tax-equivalent basis for each respective period.

(15)	The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

(16)	Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.